Exhibit 10.67

Agreement Regarding Dispersal of Escrow Funds and Further Security Interest

Payment from Escrow Fund.    To further induce Affiliated Investments, L.L.C. (the “Lender”) to extend or continue credit or some other benefit to Polar Molecular Corporation (the “Borrower”), in addition to the Fourth Amendment to the Loan Extension and Release and Waiver Agreement executed the same day as this Agreement, Polar agrees to pay to Lender from Borrower’s funds held in escrow by Berthel Fisher & Company Financial Services, Inc. (“Berthel”) relating to the exercise of Borrower’s warrants (the “Escrow Fund”)), at the closing of the merger of Borrower with a wholly owned subsidiary of Murdock Communications Corporation, the following amounts: the $75,000 loaned earlier this year, together with all unpaid interest accrued thereon (collectively, the “Amount Due at Closing”). Borrower agrees to pay all costs and expenses including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Lender in endeavoring to collect all or any part of the Amount Due at Closing from, or in bringing any action regarding the Amount Due at Closing against, the Borrower. Borrower hereby grants to Lender a security interest in Borrower’s interest in the Escrow Fund, which is held in F & M Bank, Cedar Rapids, Iowa, as further security for payment of the Amount Due at Closing. Borrower hereby represents to Lender that there is currently $915,848 deposited into the Escrow Fund, of which at least $425,124 is due to Polar.

If Borrower fails to pay the Amount Due at Closing, the Lender shall have all of the rights and remedies provided by law or under any other agreement, including the parties’ original Business Loan Note and Original Loan Extension referred to in the Fourth Amendment to the Loan Extension and Release and Waiver Agreement, to liquidate or foreclose on and sell any collateral, including but not limited to the rights and remedies of a secured party under the Uniform Commercial Code. These rights and remedies shall be cumulative and not exclusive. The proceeds of any sale shall be applied first to costs, then toward payment of the Amount Due at Closing. The Lender is authorized to cause all or any part of any collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee.

For purposes of this Agreement, “any collateral” shall include any other collateral securing Borrower’s obligations under its $649,000 promissory note to Lender.

Action Regarding Borrower.    Lender acknowledges that Borrower is indebted to Lender in the principal amount of $649,000 (as such amount may be increased from time to time), together with accrued and unpaid interest (the “Full Principal Amount”). If any monies become available that the Lender can apply to the Full Principal Amount, the Lender shall apply them first to the Amount Due at Closing.

Law and Judicial Forum that Apply.    This agreement is governed by Michigan law. The parties agree that any legal action or proceeding against them with respect to any of their obligations under this Agreement may be brought in any court of the State of Michigan or of the United States of America for the Eastern District of Michigan, as the

Lender in its sole discretion may elect. By the execution and delivery of this Agreement, each of the parties submits to and accepts, with regard to any such action or proceeding, for itself and in respect to its property the jurisdiction of those courts. The parties waive any claim that the State of Michigan is not a convenient forum or the proper venue for any suit, action or proceeding.

Miscellaneous.    This Agreement is binding on Borrower and Borrower’s successors and assigns, and will operate to the benefit of the Lender and its successors and assigns. The use of headings shall not limit the provisions of this Agreement. All discussions and documents arising between the parties regarding the subject matter of this Agreement are merged into this Agreement.

Waiver of Jury Trial.    The parties knowingly and voluntarily waive any right any of them have to a trial by jury in any proceeding (whether sounding in contract or tort) which is in any way connected with this or any related agreement, or the relationship established under them. This provision may only be modified in a written instrument executed by each of the parties.

Dated: June 20, 2003

Borrower:

Polar Molecular Corporation

/s/ Mark L. Nelson
By: Mark L. Nelson President and Chief Executive Officer

Lender:

Affiliated Investments, L.L.C.

/s/ Karen M. Dobleske
By: Karen M. Dobleske Its: Vice President

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